INDEPENDENT AUDITORS' CONSENT





To The Board of Trustees of
Oppenheimer Global Fund:

         We consent to the use in this Registration Statement of Oppenheimer Global Fund of our report dated October 21, 1998, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to our firm under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.





/s/ KPMG Peat Marwick LLP
---------------------------------------------
KPMG Peat Marwick LLP

Denver, Colorado
November 13, 1998